Exhibit 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April [__], 2026 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and among authID Inc., a Delaware corporation whose address is 1580 N. Logan St., Suite 660, Unit 51767 (the “Grantor”), in favor of [SECURED PARTY NAME], a [STATE OF ORGANIZATION] [ENTITY TYPE], whose address is [SECURED PARTY ADDRESS] (the “Secured Party”).

WHEREAS, on the date hereof, the Grantor has entered into a Senior Secured Debenture, dated as of April [__], 2026 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), with the Secured Party, pursuant to which the Secured Party, subject to the terms and conditions contained therein, is to make a certain loan to the Grantor; and

WHEREAS, under the terms of this Agreement, the Grantor desires to grant to the Secured Party a security interest in the Collateral, as defined herein, to secure any and all Secured Obligations, as defined herein.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings set forth in the Loan Agreement. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2. GRANT OF SECURITY INTEREST.

(a) For value received, the Grantor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Secured Obligations (as defined in Section 3 of this Agreement), a security interest in and pledges and assigns to the Secured Party the following properties, assets, and rights of the Grantor, wherever located, whether the Grantor now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment, and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care insurance receivables), chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), [commercial tort claims described on Schedule 1 hereof as supplemented by any written notification given by the Grantor to the Secured Party pursuant to Section 2(b)], securities and all other investment property, supporting obligations, and other contracts rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles).

(b) [If the Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall immediately notify the Secured Party in writing of the details thereof and grant to the Secured Party in such writing, in form and substance satisfactory to the Secured Party, a security interest therein and in the proceeds thereof.]

3. SECURED OBLIGATIONS. This Agreement secures the prompt and full performance and payment of all of the indebtedness, obligations, liabilities, and undertakings of the Grantor to the Secured Party, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including, all interest, reasonable and documented fees (including attorneys’ fees), costs, and expenses that the Grantor is hereby or otherwise required to pay and perform pursuant to the Loan Agreement, this Agreement, or any other Loan Document, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of the Loan Agreement, this Agreement, or any other Loan Document, including instruments or agreements executed and delivered pursuant thereto or in connection therewith (the “Secured Obligations”).

4. CHANGES IN LOCATION OF COLLATERAL. The Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, immediately upon any change in the location of any Collateral and provide the Secured Party with the new location of such Collateral.

5. CHANGES IN GRANTOR. The Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, at least five (5) days before any of the following actions: (a) change in the location of the Grantor’s place of business; (b) change in the Grantor’s name; (c) change in the Grantor’s type of organization; (d) change in the Grantor’s jurisdiction of organization; and (e) change in the Grantor’s corporate structure.

6. TRANSFER OF COLLATERAL. The Grantor shall not sell, offer to sell, assign, lease, license, or otherwise transfer, or grant, create, permit, or suffer to exist any option, security interest, lien, or other encumbrance in, any part of the Collateral (except for sales or leases of inventory or licenses of general intangibles in the ordinary course of business), without prior written approval from the Secured Party(which approval shall not be unreasonably withheld, conditioned or delayed).

7. GRANTOR REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents, warrants, and covenants that: (a) the Grantor owns or has good and marketable title to the Collateral and no other person or organization can make any claim of ownership of any kind on the Collateral; (b) the Grantor has the full power, authority and legal right to grant the security interest in the Collateral; (c) the Collateral is free from any and all claims, encumbrances, rights of setoff or any other security interest or lien of any kind except for the security interest in favor of the Secured Party created by this Agreement and (d) this Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing payment of the Secured Obligations, and such security interest is first priority. The Grantor will defend the Collateral against all claims and demands made by all persons claiming either the Collateral or any interest in it.

8. GRANTOR COVENANTS AND INSURANCE. The Grantor hereby grants to the Secured Party the right to enter the Grantor’s property to inspect the Collateral at any reasonable time, provided that the Secured Party gives the Grantor notice within five (5) days of any inspection, however in no case shall notice be required if the Secured Party enters the Grantor’s property for the purposes of remedying a breach of this Agreement as provided in Section 10 of this Agreement. The Grantor agrees to: (a) maintain the Collateral in good order, repair, and condition at all times; (b) timely pay all taxes, judgments, levies, fees, or charges of any kind levied or assessed on the Collateral; (c) timely pay all rent or mortgage payments of any kind as applicable to any real property upon which any part of the Collateral is located; and (d) have and maintain at all times a hazard insurance policy on the Collateral underwritten by an insurance company, and in an amount, approved by the Secured Party, but in no way shall the amount of insurance be less than the replacement cost of the Collateral. The insurance procured in this Section shall contain a standard Lender’s Loss Payable Clause in favor of the Secured Party, and provide that the Secured Party will receive at least five (5) days notice of any cancellation of the policy. The Grantor hereby assigns to the Secured Party all rights to any proceeds of any insurance procured under this Section, and authorizes the Secured Party to receive such payments and execute any and all documents required to receive such payments provided that, so long as no Event of Default has occurred and is continuing, the Grantor shall be entitled to receive and retain all insurance proceeds for the purpose of repairing or replacing the affected Collateral. If the Grantor fails to provide for the insurance as set out in this Section, the Secured Party, in addition to any remedies as set out in Section 10 of this Agreement, may procure the requisite insurance on the Collateral on its own behalf and charge the Grantor with any and all reasonable costs of such procurement.

9. PERFECTION OF SECURITY INTEREST. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The Grantor hereby authorizes the Secured Party to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor also hereby ratifies any previously filed documents or recordings regarding the Collateral, including but not limited to, any and all previously filed financing statements. The Secured Party agrees to promptly file termination statements upon full satisfaction of the Secured Obligations.

10. REMEDIES. If an Event of Default shall have occurred, be continuing and remain uncured after any applicable notice and cure period set forth in the Debenture, the Secured Party may do any or all of the following: (a) declare all Secured Obligations immediately due and payable; (b) enter the Grantor’s property where the Collateral is located and take possession of the Collateral without demand or legal process; (c) require the Grantor to assemble and make available the Collateral at a specific time and place designated by the Secured Party; (d) sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law; and (e) enforce payment of the Secured Obligations and exercise any rights and remedies available to the Secured Party under law, including, but not limited to, those rights and remedies available to the Secured Party under Article 9 of the UCC.

11. SECURED PARTY RIGHTS. Any and all rights of the Secured Party provided by this Agreement are in addition to any and all rights available to the Secured Party by law, and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of the Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Secured Party provided by this Agreement shall inure to the benefit of its successors and assigns.

12. SEVERABILITY AND MODIFICATION. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement. No waiver, modification or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by the Secured Party and the Grantor.

13. NOTICES. Any notice or other communication required or permitted to be given under this Agreement, including, without limitation, notices under Section 4 and Section 5 of this Agreement, shall be given and shall become effective in accordance with the Loan Agreement.

14. ENTIRE AGREEMENT. This Agreement (including all documents referred to herein) represents the entire agreement between the Grantor and the Secured Party, and supersedes all previous understandings and agreements between the Grantor and the Secured Party, whether oral or written, regarding the subject matter hereof.

15. JURISDICTION. This Agreement will be interpreted and construed according to the laws of the State of New York, including, but not limited to, the UCC, without regard to choice-of-law rules in any jurisdiction.

IN WITNESS WHEREOF, the undersigned Grantor and Secured Party have executed this Security Agreement as of the date first above written.

GRANTOR
authID Inc., as Grantor

By:	(Signature)
Name:
Title:

SECURED PARTY
[_____], as Secured Party

By:	(Signature)
Name:
Title: